                                                                    EXHIBIT 99.1
                                                                    ------------

                     FORM OF ANNUAL SERVICER'S CERTIFICATE

                                VW CREDIT, INC.
                     _____________________________________

                     VOLKSWAGEN CREDIT, AUTO MASTER TRUST

================================================================================

          The undersigned, a duly authorized representative of VW Credit, Inc. ("VCI"), as Servicer, pursuant to the Pooling and Servicing Agreement dated as of February 29, 1996 (as amended and supplemented, the "Agreement"), by and among Volkswagen Auto Receivables Corporation, as seller, VCI, as Servicer, and Citibank, N.A., as Trustee, do hereby certify that:

          1.  VCI is, as of the date hereof, the Servicer under the Agreement.

          2. The Undersigned is a Servicing Officer and is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, any Agent and any Enhancement Providers.

          3. A Review of the activities of the Servicer during the period from the initial Closing Date through the calendar year ended December 31, 1999 and of its performance under the Agreement was conducted under my supervision.

          4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects all of its obligations under the Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

          5.  None.

          Capitalized terms used but not defined herein are used as defined in the Agreement.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this Fourteenth day of March, 2000.



                                                   /S/ Dennis Tack
                                                   ----------------------
                                            Name:  Dennis Tack

                                            Title: Controller

                                 Volkswagen Credit Auto Master Trust 1996-1
                                 Annual Distribution Statement:  1999 Activity
--------------------------------------------------------------------------------------------------------------
                                                           15-Feb-99         15-Mar-99         15-Apr-99

a.  Aggregate Amount of Collections                     $401,338,001.80   $323,822,152.75   $400,579,599.72
    Aggregate Amount of Interest Collections            $  3,535,717.65   $  3,559,468.05   $  3,831,466.58
    Aggregate Amount of Principal Collections           $397,802,284.15   $320,262,684.70   $396,748,133.14
    Investment Proceeds                                 $          0.00   $          0.00   $          0.00

b.  Series Allocation Percentage                                 100.00%           100.00%           100.00%
    Floating Allocation Percentage                                73.26%            60.69%            57.82%
    Fixed Allocation Percentage                                     N/A               N/A               N/A

c.  Total Amount Distributed on Series 1996-1           $  1,720,000.00   $  1,433,145.94   $  1,646,471.35

d.  Amount of Such Distribution Allocable to            $          0.00   $          0.00   $          0.00
    Principal on 1996-1

e.  Amount of Such Distribution Allocable to Interest   $  1,720,000.00   $  1,433,145.94   $  1,646,471.35
    on 1996-1

f.  Investor Default Amount                             $          0.00   $          0.00   $          0.00

g.  Draw Amount                                         $          0.00   $          0.00   $          0.00

h.  Investor Charge Offs                                $          0.00   $          0.00   $          0.00
    Amounts of Reimbursements                           $          0.00   $          0.00   $          0.00

i.  Monthly Servicing Fee                                          1.00%             1.00%             1.00%

j.  Expected Controlled Distribution Amount             $          0.00   $          0.00   $          0.00

k.  Invested Amount                                     $375,000,000.00   $375,000,000.00   $375,000,000.00

l.  Pool Factor                                                  100.00%           100.00%           100.00%

m.  Available Subordinated Amount                       $ 69,309,201.75   $ 78,139,381.89   $ 67,952,873.35

n.  Reserve Fund Balance                                $  1,875,000.00   $  1,875,000.00   $  1,875,000.00

o.  Principal Funding Account Balance                   $          0.00   $          0.00   $          0.00
    Yield Supplement Account Balance                    $  1,875,000.00   $  1,875,000.00   $  1,875,000.00

-----------------------------------------------------------------------------------------------------------
                                                           17-May-99         15-Jun-99         15-Jul-99

a.  Aggregate Amount of Collections                     $406,863,062.68   $393,869,039.45   $467,731,365.54
    Aggregate Amount of Interest Collections            $  4,122,211.67   $  4,513,677.89   $  4,624,162.90
    Aggregate Amount of Principal Collections           $402,740,851.01   $389,355,361.56   $463,107,202.64
    Investment Proceeds                                 $          0.00   $          0.00   $          0.00

b.  Series Allocation Percentage                                 100.00%           100.00%           100.00%
    Floating Allocation Percentage                                56.46%            56.18%            53.40%
    Fixed Allocation Percentage                                     N/A               N/A               N/A

c.  Total Amount Distributed on Series 1996-1           $  1,589,453.13   $  1,529,296.88   $  1,608,593.75

d.  Amount of Such Distribution Allocable to            $          0.00   $          0.00   $          0.00
    Principal on 1996-1

e.  Amount of Such Distribution Allocable to Interest   $  1,589,453.13   $  1,529,296.88   $  1,608,593.75
    on 1996-1

f.  Investor Default Amount                             $          0.00   $          0.00   $          0.00

g.  Draw Amount                                         $          0.00   $          0.00   $          0.00

h.  Investor Charge Offs                                $          0.00   $          0.00   $          0.00
    Amounts of Reimbursements                           $          0.00   $          0.00   $          0.00

i.  Monthly Servicing Fee                                          1.00%             1.00%             1.00%

j.  Expected Controlled Distribution Amount             $          0.00   $          0.00   $          0.00

k.  Invested Amount                                     $375,000,000.00   $375,000,000.00   $375,000,000.00

l.  Pool Factor                                                  100.00%           100.00%           100.00%

m.  Available Subordinated Amount                       $ 72,595,133.64   $ 63,952,938.31   $ 65,174,349.87

n.  Reserve Fund Balance                                $  1,875,000.00   $  1,875,000.00   $  1,875,000.00

o.  Principal Funding Account Balance                   $          0.00   $          0.00   $          0.00
    Yield Supplement Account Balance                    $  1,875,000.00   $  1,875,000.00   $  1,875,000.00

                                       Volkswagen Credit Auto Master Trust 1996-1
                                     Annual Distribution Statement:  1999 Activity
---------------------------------------------------------------------------------------------------------------------
                                                  16-Aug-99         15-Sep-99         15-Oct-99         15-Nov-99

   Aggregate Amount of Collections             $402,160,099.00   $412,575,654.51   $355,930,114.14   $390,918,791.42
   Aggregate Amount of Interest Collections    $  4,343,636.10   $  4,376,601.61   $  3,793,750.37   $  4,424,761.63
   Aggregate Amount of Principal Collections   $397,816,462.90   $408,199,052.90   $352,136,363.77   $386,494,029.79
   Investment Proceeds                         $          0.00   $          0.00   $          0.00   $          0.00

   Series Allocation Percentage                         100.00%           100.00%           100.00%           100.00%
   Floating Allocation Percentage                        57.28%            58.43%            59.45%            67.34%
   Fixed Allocation Percentage                             N/A               N/A               N/A               N/A

   Total Amount Distributed on Series 1996-1   $  1,780,000.00   $  1,696,484.38   $  1,731,250.00   $  1,797,434.90

   Amount of Such Distribution Allocable to    $          0.00   $          0.00   $          0.00   $          0.00
   Principal on 1996-1

   Amount of Such Distribution Allocable to    $  1,780,000.00   $  1,696,484.38   $  1,731,250.00   $  1,797,434.90
   Interest on 1996-1

   Investor Default Amount                     $          0.00   $          0.00   $          0.00   $          0.00

   Draw Amount                                 $          0.00   $          0.00   $          0.00   $          0.00

   Investor Charge Offs                        $          0.00   $          0.00   $          0.00   $          0.00
   Amounts of Reimbursements                   $          0.00   $          0.00   $          0.00   $          0.00

   Monthly Servicing Fee                                  1.00%             1.00%             1.00%             1.00%

   Expected Controlled Distribution Amount     $          0.00   $          0.00   $          0.00   $          0.00

   Invested Amount                             $375,000,000.00   $375,000,000.00   $375,000,000.00   $375,000,000.00

   Pool Factor                                          100.00%           100.00%           100.00%           100.00%

   Available Subordinated Amount               $ 63,655,917.67   $ 65,290,363.16   $ 63,814,361.75   $ 68,933,383.20

   Reserve Fund Balance                        $  1,875,000.00   $  1,875,000.00   $  1,875,000.00   $  1,875,000.00

   Principal Funding Account Balance           $          0.00   $          0.00   $          0.00   $          0.00
   Yield Supplement Account Balance            $  1,875,000.00   $  1,875,000.00   $  1,875,000.00   $  1,875,000.00

----------------------------------------------------------------------------------------------------
                                                  15-Dec-99         18-Jan-00            Total

   Aggregate Amount of Collections             $390,464,619.51   $390,807,204.76   $4,737,059,705.28
   Aggregate Amount of Interest Collections    $  3,970,589.72   $  4,313,174.97   $   49,409,219.14
   Aggregate Amount of Principal Collections   $386,494,029.79   $386,494,029.79   $4,687,650,486.14
   Investment Proceeds                         $          0.00   $          0.00   $            0.00

   Series Allocation Percentage                         100.00%           100.00%             100.00%
   Floating Allocation Percentage                        64.57%            58.86%              60.31%
   Fixed Allocation Percentage                             N/A               N/A                 N/A

   Total Amount Distributed on Series 1996-1   $  1,746,093.75   $  2,345,468.75   $   20,623,692.83

   Amount of Such Distribution Allocable to    $          0.00   $          0.00   $            0.00
   Principal on 1996-1

   Amount of Such Distribution Allocable to    $  1,746,093.75   $  2,345,468.75   $   20,623,692.83
   Interest on 1996-1

   Investor Default Amount                     $          0.00   $          0.00   $            0.00

   Draw Amount                                 $          0.00   $          0.00   $            0.00

   Investor Charge Offs                        $          0.00   $          0.00   $            0.00
   Amounts of Reimbursements                   $          0.00   $          0.00   $            0.00

   Monthly Servicing Fee                                  1.00%             1.00%               1.00%

   Expected Controlled Distribution Amount     $          0.00   $          0.00   $            0.00

   Invested Amount                             $375,000,000.00   $375,000,000.00   $  375,000,000.00

   Pool Factor                                          100.00%           100.00%             100.00%

   Available Subordinated Amount               $ 67,824,499.48   $ 68,192,859.08   $   67,902,938.60

   Reserve Fund Balance                        $  1,875,000.00   $  1,875,000.00   $    1,875,000.00

   Principal Funding Account Balance           $          0.00   $          0.00   $            0.00
   Yield Supplement Account Balance            $  1,875,000.00   $  1,875,000.00   $    1,875,000.00

(1700)
FOR IMMEDIATE RELEASE:
Wednesday, February 9, 2000

CONTACT:  David Schulz
          (248) 340-5223



           VW CREDIT, INC. COMMENCES ACCUMULATION PERIOD FOR DEALER
            LOAN BACKED CERTIFICATES, SERIES 1996-1 ISSUED BY THE
                      VOLKSWAGEN CREDIT AUTO MASTER TRUST

AUBURN HILLS, Mich.--VW Credit, Inc. today announced that it had taken all action necessary to commence the Accumulation Period for the $375,000,000 Floating Rate Dealer Loan Backed Certificates, Series 1996-1, issued by the Volkswagen Credit Auto Master Trust.

     Under the applicable transaction documents, VW Credit, as Servicer, may elect to cause principal on the Certificates to be paid in full before the April 2001 distribution date. On February 9, 2000, the Servicer notified the Trustee of the trust that the Servicer had made that election. Based on that notice, the "Principal Payment Date Establishment Date" will be March 15, 2000 and the "Initial Accumulation Period Commencement Date" will be April 1, 2000. This means that on monthly distribution dates with respect to the Accumulation Period, principal collections on the underlying receivables will be deposited in the "Principal Funding Account" where those collections will be held (or "accumulated") for the purpose of paying principal to the holders of the Certificates.

     It is currently anticipated that principal will be paid in full to the holders of the
                                     (more)

Certificates on the June 15, 2000 distribution date. However, if insufficient collections are received by the Servicer prior to May 31, 2000 to pay principal in full by the June 15, 2000 distribution date, then it is anticipated that principal on the Certificates will be paid in full on a future distribution date on which sufficient funds are available for that purpose.

     The information in this Press Release summarizes certain provisions of the transaction documents. For a more detailed description, please refer to the Prospectus and Prospectus Supplement dated March 14, 1996. This letter is qualified by reference to the terms of the transaction documents.

     The above referenced transaction is part of VW Credit's overall asset securitization program. The Company expects asset securitization to maintain an important role in the Company's overall funding strategy.

                                   #   #   #